Exhibit 99.1

Freenome Expands Personalized Cancer Detection Portfolio, Launching SimpleScreen™ Lung Test With FDA-Approved
SimpleScreen CRC Option

– Personalized Cancer Detection provides flexible approach to cover multiple types of cancer screening in a single blood draw –

– In an independent cohort, SimpleScreen Lung showed 85% sensitivity at 50% specificity and a 99.8% negative predictive value for lung cancer in its intended use population –

BRISBANE, Calif. (Oct. 20, 2026) — Freenome, Inc. (Nasdaq: FRNM), an early cancer detection company developing blood-based tests, today announced the launch of SimpleScreen™ Lung and a first-of-its-kind offering that enables eligible patients to be screened for both lung and colorectal cancer (CRC) through a single blood draw, using two independently validated, indication-specific tests. Freenome’s Personalized Cancer Detection (PCD) approach combines risk-based screening with a portfolio of single-cancer and multi-cancer tests that are developed specifically for each population and to meet individual patient screening needs.

SimpleScreen Lung is a laboratory-developed test intended for adults ages 50 to 80 with a ≥20 pack-year smoking history who are not currently participating in guideline-recommended screening. It can be ordered independently or alongside the FDA-approved SimpleScreen™ CRC test when average-risk patients are also eligible for blood-based CRC screening. Together, these tests offer patients and providers an opportunity to address one or both screening needs in a single encounter, with the potential to expand access and improve screening participation.

Lung cancer is the leading cause of cancer death in the United States, and less than 20% of people (more than 10 million individuals) eligible for lung cancer screening are up to date with low-dose computed tomography (LDCT), the standard-of-care screening method.1 Colorectal cancer is the second leading cause of cancer death,2,3 and nearly two in five eligible adults – up to 60 million people in the U.S. – are not up to date with CRC screening.4

“Lung cancer screening can save lives, but its potential depends on reaching people who are eligible,” said Douglas Flora, M.D., the executive medical director of oncology services for St. Elizabeth Healthcare in Kentucky and president-elect of the Association of Cancer Care Centers. “When so many people are not up to date, we need to understand what is keeping them from participating and consider new approaches. A blood-based test adds a practical option to our patient conversations and helps us make progress toward our goal of connecting more eligible people with screening and getting them to take the next step.”

SimpleScreen Lung was clinically validated in a case-control study of adults ages 50 to 80 with a ≥20 pack-year smoking history who meet American Cancer Society (ACS) lung cancer screening eligibility.5 In an independent cohort of 172 lung cancer cases and 436 controls, the test achieved 85% sensitivity at 50% specificity and a 99.8% negative predictive value (NPV). This NPV means that about two of every 1,000 people with a negative result would be expected to have lung cancer. Sensitivity was 82% for stage I, 75% for stage II, 91% for stage III, and 94% for stage IV.

Performance estimates were adjusted to reflect target distributions of age, sex, lung cancer stage and histologic subtype. The intended use population includes former smokers regardless of how long ago they quit, consistent with the 2023 ACS lung cancer screening guideline update.

A person who qualifies for lung cancer screening may also be eligible for CRC screening. During a patient visit, a provider can discuss both screening needs and, when appropriate, add SimpleScreen CRC to a SimpleScreen Lung order. The Freenome-developed SimpleScreen CRC is FDA-approved for adults 45 and older at average risk, is included in the ACS CRC screening guideline, and meets Medicare coverage criteria. Abbott has exclusive U.S. commercial rights to SimpleScreen CRC when it is ordered as a standalone test. In the PREEMPT CRC® study, which enrolled more than 48,000 participants, the test demonstrated 81% sensitivity for CRC, 90% specificity for advanced colorectal neoplasia, and a 99.9% NPV in an analysis adjusted to the 2020 U.S. Census age and sex distribution.6

“SimpleScreen CRC proved what our discovery platform can achieve for colorectal cancer screening, and expanding into lung cancer screening is the next step in extending this science to broader patient populations,” said Aaron Elliott, Ph.D., CEO of Freenome. “By coupling indication-specific screens together, we make it vastly easier for patients to say yes to screening. As our portfolio grows, Personalized Cancer Detection will offer clinicians more screening options and enable health systems to provide more comprehensive coverage without adding complexity to existing clinical workflows.”

Freenome will be introducing the SimpleScreen portfolio and the PCD approach to attendees at booth 2705 at the American Academy of Family Physicians Family Medicine Experience (FMX) conference, Oct. 20 to 24 in Nashville.

About the SimpleScreen Portfolio

SimpleScreen CRC is a cancer screening option for colorectal cancer. It uses a simple blood draw and detects signals associated with CRC from cell-free DNA (cfDNA) in the blood. The test is indicated for adults aged 45 years and older who are at average risk for CRC and referred by a healthcare provider for CRC screening. A positive result indicates a signal was detected that may suggest the presence of colorectal cancer or advanced precancerous lesions and should be followed by colonoscopy. SimpleScreen CRC is not a replacement for diagnostic colonoscopy or for surveillance colonoscopy in high-risk individuals.

The SimpleScreen Lung laboratory-developed test has not been reviewed or cleared/approved by the U.S. Food and Drug Administration (FDA).

About Freenome

Freenome is an early cancer detection company developing blood-based screening tests to identify cancer in its earliest, most treatable stages. The company’s proprietary multiomics discovery platform analyzes circulating cell-free DNA methylation patterns at single-base resolution alongside additional biomarkers to detect multiple cancers. Freenome’s development of SimpleScreen™ CRC for colorectal cancer screening and a pipeline of tests for lung cancer and additional indications is designed to increase cancer detection among millions of at-risk individuals. For more information, visit www.freenome.com.

Forward-Looking Statements

Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are making this statement for purposes of complying with those safe harbor provisions. Any statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, express or implied statements regarding SimpleScreen portfolio and Personalized Cancer Detection’s impact and ability to reach additional patients.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to the approval of Freenome’s products and tests and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive products and tests; ability to obtain sufficient supply of materials; ability to obtain additional financing; ability to attract and retain qualified personnel; global economic and political conditions; legal and regulatory changes; the outcome of any legal proceedings that may be instituted against Freenome; the effects of competition on Freenome’s future business; as well as those set forth in the S-1 that was filed with the SEC, as updated by our subsequently filed SEC filings. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

References
1.  Centers for Disease Control and Prevention. Screening for Lung Cancer. Last updated May 12, 2026. Accessed Oct. 7, 2026 at https://www.cdc.gov/lung-cancer/screening/index.html
2. Siegel RL, Kratzer TB, Wagle NS, Sung H, Jemal A. Cancer statistics, 2026. CA Cancer J Clin. 2026;76(1):e70043. doi:10.3322/caac.70043.
3. DW, Kisiel JB, Fendrick AM, et al. Estimated Average-Risk Colorectal Cancer Screening-Eligible Population in the US. JAMA Netw Open. 2024;7(3):e245537.
4. King SC, King J, Thomas CC, Richardson LC. Baseline estimates of colorectal cancer screening among adults aged 45 to 75 years, Behavioral Risk Factor Surveillance System, 2022. Prev Chronic Dis. 2025;22:250175. doi:10.5888/pcd22.250175.
5. Freenome, LLC. Data on file.
6. Shaukat A, Burke CA, Chan AT, et al. Clinical Validation of a Circulating Tumor DNA-Based Blood Test to Screen for Colorectal Cancer. JAMA. Published online June 2, 2025. doi: 10.1001/jama.2025.7515.

Contacts

Media contact
Ryan Flinn
The Grace Group
ryan@gracegroup.us

Investor contact
investor-relations@freenome.com

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